Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 6

Dated as of September 13, 2016

to

LOAN AND SECURITY AGREEMENT

Dated as of December 12, 2008

THIS AMENDMENT NO. 6 (this “Amendment”) dated as of September 13, 2016 is entered into by and among TAXI MEDALLION LOAN TRUST III, a Delaware statutory trust (the “Borrower”), MEDALLION FUNDING LLC (successor by merger to Medallion Funding Corp.), a New York limited liability company (the “Transferor”), MEDALLION FINANCIAL CORP., a Delaware corporation (“Parent”), MEDALLION CAPITAL, INC., a Minnesota corporation (“Medallion Capital”), FRESHSTART VENTURE CAPITAL CORP., a New York corporation (“Freshstart” and, together with the Borrower, the Transferor, Parent and Medallion Capital, the “MF/Borrower Related Parties”), AUTOBAHN FUNDING COMPANY LLC, a Delaware limited liability company (the “Conduit Lender”), and DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, as agent (in such capacity, the “Agent”) and as committed lender (in such capacity, the “Committed Lender”).

PRELIMINARY STATEMENTS

A. Reference is made to the Loan and Security Agreement dated as of December 12, 2008 among the Borrower, the Committed Lender, the Conduit Lender and the Agent (as amended by Amendment No. 1 thereto dated as of August 5, 2009, Amendment No. 2 dated as of April 29, 2010, Omnibus Amendment, dated as of December 12, 2013, Amendment No. 4 dated as of December 28, 2015 (“Amendment No. 4”), Amendment No. 5 dated as of June 16, 2016 and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B. The parties hereto have agreed to amend the Loan Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments. Effective as of the Effective Date (as defined below), the Loan Agreement is hereby amended as follows:

1.1 Section 1.01 of the Loan Agreement is hereby amended by adding the following defined term in the appropriate alphabetical location:

“Specified Event” means the Parent or the Transferor shall make any optional payment or prepayment of principal with respect to any Indebtedness of the Parent or Transferor secured by taxicab medallion loans (other than the Secured Obligations) prior to the maturity date, therefor unless the Borrower makes a prepayment on the Secured Obligations in a pro rata amount relative to such other Indebtedness (which pro rata amount shall be determined based on the relative unpaid principal balances of such other Indebtedness and the Secured Obligations).

1.2 Section 2.09(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(b) If, on any Business Day the Facility Amount shall exceed the Maximum Facility Amount, then, the Borrower shall remit to the Agent, prior to any Borrowing and in any event no later than the close of business of the Agent on the second succeeding Business Day, a payment (to be applied by the Agent to repay Advances) in such amount as may be necessary to reduce the Facility Amount to an amount less than or equal to the Maximum Facility Amount.”

1.3 Section 6.01(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(b) [RESERVED]; or”

1.4 Section 6.01(m) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(m) the occurrence of any Specified Event at any time while a Termination Event, a Default, an Event of Default or a Borrowing Base Deficiency is continuing or would result from the occurrence of such Specified Event;”

1.5 Section 6.02(g) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(g) as at the end of any Monthly Period, the average of the Default Rates for such Monthly Period and the immediately preceding three Monthly Periods shall exceed 9.0%;”

1.6 Clause (c) on Schedule I to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(c) (i) The Medallion Loan and other Medallion Loan Documents have not been extended, restructured, waived, amended or otherwise modified except (A) in accordance with the Credit and Collection Policy or (B) as otherwise approved by the Agent; (ii) neither such Medallion Loan nor the related Medallion Loan Documents have been extended, restructured, waived, amended or otherwise modified at any time as a result of a delinquency or default or for any other credit related reason in a manner to extend the maturity, reduce the interest rate, reduce the monthly payment amount or reduce the principal balance of such Mortgage Loan except as approved by the Agent; provided that a Medallion Loan that has been extended, restructured, waived, amended or otherwise modified will not be an Eligible Medallion Loan if at the time of or on either of the two due dates immediately preceding such extension, restructuring, waiver, amendment or modification, any payment under such Medallion Loan was past due for one or more days; provided further that this clause (c)(ii) shall be deemed satisfied if (w) such Medallion Loan has matured and is in the process of being refinanced, (x) no more than 60 days shall have elapsed since the maturity date of such Medallion Loan (without giving effect to any extensions, waivers or other modifications to such maturity date), (y) the Obligor has paid in full all monthly payments due on such Medallion Loan (determined as if the maturity date had not occurred and the monthly payments due during such 60 day period were the same as the monthly payments due prior to such period, but otherwise without giving effect to any extensions, waivers or other modifications to such Medallion Loan) and (z) such Medallion Loan would satisfy this clause (c)(ii) (without giving effect to this proviso) but for the occurrence of such maturity date; and (iii) the Agent shall be notified of any material change to the Credit and Collection Policy and shall have the right to declare ineligible any Medallion Loans originated or modified under such revised Credit and Collection Policy.”

1.7 Schedule I to the Loan Agreement is hereby amended by adding the following clause (kkk):

“(kkk) such Medallion Loan is deemed an Eligible Medallion Loan by the Agent for any reason in its sole discretion.”

SECTION 2. Release. Each of the MF/Borrower Related Parties hereby acknowledges and confirms on its own behalf and on behalf of its officers and directors, and its respective predecessors, successors, assigns, agents and other legal representatives, and any Person claiming by or through any of them (collectively, the “Releasors”), that (i) it does not have any grounds, and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to), in any case based upon acts or omissions of any Lender, Agent or any other Indemnified Party occurring prior to the date hereof or facts otherwise known to it as of the date hereof, the effectiveness, genuineness, validity, collectability or enforceability of the Loan Documents and (ii) it does not possess, and hereby unconditionally and forever waives, remises, releases, discharges and holds harmless each Lender, Agent and any other Indemnified Party, and each of their respective affiliates, stockholders, directors, officers, employees, attorneys, agents, representatives, heirs, executors, administrators, successors and assigns, each Person acting or purporting to act for them or on their behalf, and the successors and assigns of any such Persons (collectively, the “Designated Parties”), from and against, and agrees not to allege or pursue, any action, cause of action, suit, debt, liability, loss, expense, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand and other right of action whatsoever, whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, whether in law, equity or otherwise, which any of the Releasors ever had, now have, may have, or claim to have against any of the Designated Parties, by reason of any matter, cause or thing whatsoever, with respect to events or omissions occurring or arising on or prior to the date hereof and relating to the Loan Documents, any transaction relating thereto, or any actions or omissions in connection therewith (collectively, the “Claims”). The foregoing release shall be construed in the broadest sense possible.

The MF/Borrower Related Parties warrant and represent that they are the sole and lawful owners of all right, title, and interest in and to every Claim being released hereby and they have not assigned, pledged, hypothecated, or otherwise divested or encumbered all or any part of any Claim being released hereby. The MF/Borrower Related Parties hereby agree to indemnify, defend, and hold harmless any and all of the Releasees from and against any Claims asserted against any Releasee based on, or arising in connection with, any such prior assignment or transfer, whether actual or purported. The MF/Borrower Related Parties hereby absolutely, unconditionally, and irrevocably agree never to commence, prosecute, cause to be commenced or prosecuted, voluntarily aid in any way, or foment any suit, action, or other proceeding (at law, in equity, in any regulatory proceeding, or otherwise) or otherwise seek any recovery against any of the Releasees based on any of the Claims being released hereby. The MF/Borrower Related Parties hereby specifically warrant, represent, acknowledge, and agree that: (a) none of the provisions of this general release shall be construed as or constitute an admission of any liability on the part of any Releasee; and (b) the provisions of this general release shall constitute an absolute bar to any Claim of any kind, whether any such Claim is based on contract, tort, warranty, mistake, or any other theory, whether legal, statutory, or equitable.

SECTION 3. Condition Precedent. This Amendment shall become effective as of the date on which the Agent has received the following agreements and deliverables and shall be deemed effective by the parties hereto as of June 30, 2016 (the “Effective Date”):

3.1 a copy of this Amendment duly executed by the Borrower, the Conduit Lender, the Committed Lender, the Transferor and Parent;

3.2 a copy of a Transfer Agreement duly executed by the Parent and Medallion Funding evidencing the transfer to Medallion Funding of the Medallion Loans listed on Schedule I hereto pursuant to the Medallion Financial Loan Sale Agreement dated as of December 12, 2008 between Medallion Funding and the Parent;

3.3 a copy of a Transfer Agreement duly executed by Medallion Funding and the Borrower evidencing the transfer to the Borrower of the Medallion Loans listed on Schedule I hereto pursuant the Purchase Agreement;

3.4 a copy of the Pledge Agreement duly executed by the Parent and the Agent evidencing the pledge of the Medallion Loans listed on Schedule II hereto to secure the Secured Obligations;

3.5 a copy of a UCC-1 financing statement for filing against the Parent in the office of the Secretary of State of the State of Delaware in connection with the Pledge Agreement referenced in Section 3.4 above; and

3.6 such other agreements and deliverables as the Agent may reasonably request in connection with the Pledge Agreement referenced in Section 3.4 above.

SECTION 4. Reference to and Effect on the Loan Agreement.

4.1 Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby, and each reference to the Loan Agreement in any other document, instrument and agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby

4.2 Except as specifically provided herein, the Loan Agreement, the other Loan Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent, the Conduit or the Committed Lender under the Loan Agreement, the other Loan Documents or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 8. Refinancing of Medallion Loans Constituting Collateral. The Borrower and the Servicer may from time to time refinance Medallion Loans constituting Collateral with the proceeds of new Medallion Loans in accordance with the terms of clause (c) of Schedule I to the Loan Agreement. The new Medallion Loans will be secured by the same Medallions that secure the Medallion Loans that constitute Collateral but may, subject to the terms of clause (c) of Schedule I to the Loan Agreement, have different Obligors and/or payment terms. In any such case, the Borrower will be the named holder of the Medallion Loan arising after the occurrence of such refinancing transaction, it being understood that the Borrower will not be engaged in the origination of such refinanced Medallion Loan (instead only the Servicer as the servicer of the Collateral). If and to the extent the Borrower may not be the initial named holder of the any such new Medallion Loan because of licensing or other regulatory limitations or restrictions, the Servicer will originate such Medallion Loan in its own name and will be deemed to immediately transfer, without any action by any Person, such Medallion Loan to the Borrower. In such case (i) the Servicer will not hold any beneficial interest in such Medallion Loan at any time (and instead all of the interest in such Medallion Loan will be held by the Borrower and pledged to the Agent, for the benefit of the Secured Parties, as Collateral) and (ii) the Servicer will execute and deliver to the Agent and the Borrower documentation to evidence the transfer of any interest of the Servicer in such Medallion Loan to the Borrower after the origination thereof. Each Medallion Loan arising after the occurrence of such refinancing transaction, all related Medallion Loan Documents, all Collections thereon and all other products and proceeds thereof, in each case, whether now existing or hereafter arising, shall constitute “Collateral” for purposes of the Loan Documents.

SECTION 9. Servicing Agreement. The definition of “Medallion Funding Net Income” set forth in the Loan Agreement was amended and restated pursuant to Amendment No. 4. The parties hereto intended to amend and restated the definition of “Servicer Net Income” set forth in the Servicing Agreement on the effective date of Amendment No. 4 to make changes consistent with those changes to Medallion Funding Net Income. For the avoidance of doubt, the parties hereto agree that, effective as of the “Effective Date” of Amendment No. 4, the definitions of “Servicer Net Income” set forth in Section 1.01 of the Servicing Agreement was amended and restated in its entirety to read as follows:

“Servicer Net Income” means, with reference to any period, the net income (or loss) of the Servicer and its Subsidiaries calculated on a consolidated basis for such period in accordance with GAAP (without giving effect to any unrealized gains or losses).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective signatories thereunto duly authorized as of the date first written above.

TAXI MEDALLION LOAN TRUST III, as Borrower

By	/s/ Andrew M. Murstein
Name: Andrew M. Murstein
Title: President

Signature Page to

Amendment No. 6 to Loan and Security Agreement

MEDALLION FINANCIAL CORP.

By	/s/ Alvin Murstein
Name: Alvin Murstein
Title: Chairman & Chief Executive Officer

MEDALLION CAPITAL, INC.

By	/s/ Dean Pickerell
Name: Dean Pickerell
Title: Acting President

FRESHSTART VENTURE CAPITAL CORP.

By	/s/ Alvin Murstein
Name: Alvin Murstein
Title: Chairman & Chief Executive Officer

Signature Page to

Amendment No. 6 to Loan and Security Agreement

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, as Agent and as the Committed Lender

By	/s/ Jayan Krishnan
Name: Jayan Krishnan
Title: Director

By	/s/ Franziska Hummel
Name: Franziska Hummel
Title: Vice President

AUTOBAHN FUNDING COMPANY LLC, as the Conduit Lender

By: DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, its Attorney-in-Fact

By	/s/ Jayan Krishnan
Name: Jayan Krishnan
Title: Director

By	/s/ Franziska Hummel
Name: Franziska Hummel
Title: Vice President

Signature Page to

Amendment No. 6 to Loan and Security Agreement

The undersigned hereby (i) acknowledges and agrees to the foregoing Amendment, (ii) reaffirms all of its obligations under the Limited Recourse Guaranty and the other Loan Documents to which it is a party and (iii) acknowledges and agrees that the Limited Recourse Guaranty and such other Loan Documents remain in full force and effect.

MEDALLION FUNDING LLC

By	/s/ Alvin Murstein
Name: Alvin Murstein
Title: Chairman & Chief Executive Officer